As filed with the Securities and Exchange Commission on December
19, 1997

                                     Registration No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                PENNFED FINANCIAL SERVICES, INC.
     (Exact name of registrant as specified in its charter)

         Delaware                         22-3297339
(State or other jurisdiction of       (I.R.S. Employer
 incorporation or organization)       Identification No.)


622 Eagle Rock Avenue, West Orange, New Jersey   07052-2989
(Address of principal executive offices)         (Zip Code)

                 PENNFED FINANCIAL SERVICES, INC.
               1994 STOCK OPTION AND INCENTIVE PLAN
                     (Full title of the plan)

                     James S. Fleischer, P.C.
                      Craig M. Scheer, Esq.
                 Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional
corporations)
                     1100 New York Ave., N.W.
                     Washington, D.C.  20005
             (Name and address of agent for service)

                        (202) 414-6100
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

==========================================================================================
                                       Proposed maximum  Proposed maximum
Title of securities  Amount to be       offering price      aggregate       Amount of
to be registered     registered(2)         per share       offering price  registration fee
------------------------------------------------------------------------------------------
Common Stock,
par value
 $.01 per share(1)    240,623 shares        $34.25(3)        $8,241,338(3)     $2,498(3)
==========================================================================================
(1)    Includes one attached Right per share pursuant to the Stockholder Protection Rights
      Agreement to which the Registrant is a party.
(2)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration
      Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the
      Plan, may become subject to the Plan.
(3)    Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, at $34.25 per share, which was the average of the high and low prices per share of the Common Stock on the Nasdaq National Market on December 16,
      1997.

PAGE

                               PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of PennFed Financial Services, Inc. (the "Company"), authorized for issuance under the Company's 1994 Stock Option and Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 33-90822) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Initial Registration Statement.

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.    Incorporation of Certain Documents by Reference.
           -----------------------------------------------

     The following documents previously or concurrently filed by PennFed Financial Services, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File No. 0-24040) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

     (c) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-24040) filed with the Commission on May 5, 1994 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Patrick D. McTernan, Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey, 07052-2989, telephone number (973) 669-7366.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.   Exhibits.

Regulation
   S-K                                          Reference to Prior
 Exhibit                                         Filing or Exhibit
  Number                 Document              Number Attached Hereto

   4.1          Certificate of Incorporation Incorporated herein by
                of PennFed Financial         reference to Exhibit 3.1 of
                Services, Inc.               the Company's Registration
                                             Statement on Form S-1
                                             (Registration No. 33-
                                             76854),filed March 25, 1994

   4.2          Bylaws of PennFed Financial  Incorporated herein by
                Services, Inc.               reference to Exhibit 3.2 of
                                             the Company's Registration
                                             Statement on Form S-1
                                             (Registration No. 33-
                                             76854),filed March 25, 1994

   4.3          Specimen form of common      Incorporated herein by
                stock certificate of         reference to Exhibit 4 of
                PennFed Financial            the Company's Registration
                Services, Inc.               Statement on Form S-1
                                             (Registration No. 33-
                                             76854), filed March 25,
                                             1994

   4.4          Stockholder Protection       Incorporated herein by
                Rights Agreement             reference to Exhibit 1 to
                                             the Company's Registration
                                             Statement on Form 8-A
                                             filed March 28, 1996

   5            Opinion of Silver,           Attached as Exhibit 5
                Freedman & Taff, L.L.P.

   23.1         Consent of Silver,           Included in Exhibit 5
                Freedman & Taff, L.L.P.

   23.2         Consent of Deloitte &        Attached as Exhibit 23.2
                Touche LLP, certified
                public accountants

   24           Power of Attorney            Contained on Signature
                                             Page

   99           PennFed Financial            Attached as Exhibit 99
                Services, Inc. 1994 Stock
                Option and Incentive Plan

                         SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of West Orange, State of New Jersey on December 19, 1997.

                                   PENNFED FINANCIAL SERVICES, INC.



                                By:/s/ JOSEPH L. LAMONICA
                                   ----------------------------------
                                   Joseph L. LaMonica, President and
                                    Chief Executive Officer
                                    (Duly Authorized Representative)



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph L. LaMonica and Patrick D. McTernan or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ JOSEPH L. LAMONICA                /s/ WILLIAM C. ANDERSON
------------------------------        -------------------------------
Joseph L. LaMonica                    William C. Anderson
President, Chief Executive            Chairman of the Board
 Officer and Director
 (Principal Executive Officer)


Date: December 19, 1997               Date: December 19, 1997




/s/ PATRICK D. MCTERNAN
------------------------------        -------------------------------
Patrick D. McTernan                   Amadeu L. Carvalho
Executive Vice President,             Director
 General Counsel, Secretary and
 Director


Date: December 19, 1997



/s/ MARVIN D. SCHOONOVER
------------------------------        -------------------------------
Marvin D. Schoonover                  Mario Teixeira, Jr.
Director                              Director


Date: December 19, 1997


/s/ LUCY T. TINKER                    /s/ JEFFREY J. CARFORA
------------------------------        -------------------------------
Lucy T. Tinker                        Jeffrey J. Carfora
Executive Vice President and          Senior Vice President and
 Chief Operating Officer              Chief Financial Officer
 (Principal Financial Officer)        (Principal Accounting Officer)


Date: December 19, 1997               Date: December 19, 1997